PURCHASE AGREEMENT

      This Purchase Agreement (this "Agreement") dated as of July 1, 2001 is made among Premier Home HealthCare Services, Inc., a New York corporation (together with its successors and assigns, "Purchaser"), Star Multi Care Services, Inc., a New York corporation (together with its successors and assigns, "Parent Seller"), and Amserv Health Care of New Jersey, Inc., a Delaware corporation (together with its successors and assigns, the "Subsidiary Seller"; Parent Seller and Subsidiary Seller are sometimes referred to as "Sellers" and individually as "Seller"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 13.1.

                                    Recitals

      WHEREAS, the Sellers are engaged in the business of providing professional and paraprofessional home healthcare personnel services and healthcare facility staffing services for hospitals and skilled nursing facilities including, without limitation, all related computer, record-keeping, billing, payroll and similar administrative operations, located in New Jersey (the "New Jersey Business") and in New York (the "New York Business", and together with the New Jersey Business, the "Business").

      NOW THEREFORE, in consideration of the mutual premises and covenants and agreements contained herein, the parties intending to be legally bound, agree as follows:

                                   Article I
                           Sale of Assets and Closings

Section 1.1 Sale of New Jersey Assets and New York Assets.

      (a) On the terms and subject to the conditions set forth in this Agreement, Sellers shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase and pay for, at the New Jersey Closing, all of each Seller's right, title and interest in, to and under the following Assets and Properties of Sellers, used or held for use in connection with the New Jersey Business (the "New Jersey Assets"), except as otherwise provided in
Section 1.1(b), free and clear of all liens and encumbrances:

            (i)   The New Jersey Real Property Leases, all as set forth on
                  Section 1.1 of the Disclosure Schedule;

            (ii)  The New Jersey Tangible Personal Property, all as set forth on
                  Section 1.1 of the Disclosure Schedule;

            (iii) The New Jersey Personal Property Leases, all as set forth on
                  Section 1.1 of the Disclosure Schedule;

            (iv) The New Jersey Business Contracts, all of which the Sellers represent and warrant are set forth on Section 1.1 of the Disclosure Schedule;

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            (v)   The New Jersey Prepaid Expenses, all as set forth on Section
                  1.1 of the Disclosure Schedule;

            (vi) The New Jersey Intangible Personal Property, including original patient files;

            (vii) The New Jersey Tenant Security Deposits;

            (viii) The New Jersey Business Books and Records, except to the extent such books and records are items susceptible to duplication and are required by Law to be retained by any Seller, such Seller may deliver photostatic copies or other reproductions to Purchaser;

            (ix) The personnel records of each employee engaged by Purchaser upon the New Jersey Closing, as further set forth in Section 9.1;

            (x) Subject to Section 1.10, all of each Seller's right, title and interest in, to and under the name "Amserv Health Care" and any derivatives, abbreviations or similarities to the name "Amserv Health Care" in the States of New York and New Jersey; and

            (xi)  The Other Assets.

      (b) Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of the Subsidiary Seller (the "New Jersey Excluded Assets") shall be excluded from and shall not constitute New Jersey
Assets:

            (i) Cash (including checks received prior to the New Jersey Closing, whether or not deposited or cleared prior to the close of business on the date of the New Jersey Closing), commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents for services rendered by Sellers prior to the New Jersey Closing;

            (ii) Accounts Receivable, including, without limitation, New Jersey Accounts Receivable, for services rendered prior to the New Jersey Closing and Medicaid Provider Numbers required for collection;

            (iii) The New Jersey Business Licenses, which shall be delivered to
                  Purchaser upon execution of this Agreement, held in escrow, and surrendered at the New Jersey Closing;

            (iv) Life insurance policies of officers and other employees of each Seller and all other insurance policies relating to the operation of the New Jersey Business or any other business of the Subsidiary Seller;

            (v)   All assets owned or held by any Benefit Plans;

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            (vi)  All refunds or credits, if any, of Taxes due to or from any
                  Seller that cannot be assigned by Law;

            (vii) The real or personal property described in Section 1.1(b) of the Disclosure Schedule;

            (viii) The minute books, stock transfer books and corporate seal of
                  Sellers and any other Books and Records relating solely to the New Jersey Excluded Assets or the Retained Liabilities, including, without limitation, the Regulated Books and Records;

            (ix) Any rights (including indemnification) and claims and recoveries under litigation of any Seller against third parties arising out of or relating to events prior to the New Jersey Closing;

            (x) The rights of any Seller in, to and under all Contracts of any nature, the obligations of such Seller under which are not expressly assumed by Purchaser pursuant to Section 1.2;

            (xi) Each Seller's right, title and interest in any prepaid expense listed in Section 1.1(b) of the Disclosure Schedule ("NJ Retained Prepaid Expenses"); and

            (xii) Each Seller's rights under this Agreement and the Operative
                  Agreements.

      (c) On the terms and subject to the conditions set forth in this Agreement, Sellers shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase and pay for, at the New York Closing, all of each Seller's right, title and interest in, to and under the following Assets and Properties of Sellers used or held for use in connection with the New York Business (the "New York Assets"), except as otherwise provided in Section 1.1(d), free and clear of all liens and encumbrances:

            (i) The New York Business Contracts, all of which the Sellers represent and warrant are set forth on Section 1.1 of the Disclosure Schedule;

            (ii) The New York Intangible Personal Property, including original patient files;

            (iii) The New York Business Books and Records, except to the extent such books and records are items susceptible to duplication and are required by Law to be retained by any Seller, such Seller may deliver photostatic copies or other reproductions to Purchaser;

            (iv) The personnel records of each employee engaged by Purchaser upon the effective date of the New York Management Agreement or upon the New York Closing, as further set forth in Section 9.1;

            (v)   The Other Assets.

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      (d) Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of the Parent Seller (the "New York Excluded Assets") shall be excluded from and shall not constitute New York Assets:

            (i) Cash (including checks received prior to the close of business on the New York Closing Date or the effective date of the Management Agreement, whichever is earlier, whether or not deposited or cleared prior to the close of business on the New York Closing Date or the effective date of the Management Agreement, whichever is earlier), commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

            (ii) Accounts Receivable, including, without limitation, New York Accounts Receivable representing monies owed for services provided prior to the close of business on the New York Closing Date or the effective date of the Management Agreement, whichever is earlier and Medicaid Provider Numbers required for collection;

            (iii) The New York Business Licenses, which shall be delivered to
                  Purchaser upon execution of this Agreement, held in escrow, and surrendered at the New York Closing;

            (iv) Life insurance policies of officers and other employees of each Seller and all other insurance policies relating to the operation of the New York Business or any other business of the Parent Seller;

            (v)   All assets owned or held by any Benefit Plans;

            (vi) All refunds or credits, if any, of Taxes due to or from any Seller that cannot be assigned by Law;

            (vii) The minute books, stock transfer books and corporate seal of
                  Parent Seller and any other Books and Records relating solely to the New York Excluded Assets or the Retained Liabilities, including, without limitation, the Regulated Books and Records (collectively, the "New York Excluded Books and Records");

            (viii) Any rights (including indemnification) and claims and recoveries under litigation of any Seller against third parties arising out of or relating to events prior to the New York Closing Date;

            (ix) Each Seller's right, title and interest in any prepaid expense listed in Section 1.1(b) of the Disclosure Schedule ("NY Retained Prepaid Expenses");

            (x) The name "Star Multi Care Services"; provided, Sellers shall not use such name in the States of New York and New Jersey to conduct any home health care business; and

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            (xi)  Each Seller's rights under this Agreement and the Operative
                  Agreements.

Section 1.2 Liabilities.

            In connection with the sale, transfer, conveyance, assignment and delivery of the New Jersey Assets and New York Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the New Jersey Closing and New York Closing, respectively, Purchaser shall assume and agree to pay, perform and discharge when due, the following obligations of Subsidiary Seller arising in connection with the operation of the New Jersey Business, as the same shall exist on the New Jersey Closing Date (the "New Jersey Assumed Liabilities"), and no others: the New York Business, as the same shall exist on the New York Closing Date (the "New York Assumed Liabilities")

      (a) All obligations of Subsidiary Seller under the New Jersey Real Property Leases arising and to be performed after the New Jersey Closing, excluding (A) any such obligations and amounts arising or to be performed prior to the New Jersey Closing, (B) any such obligations and amounts arising as a result of the breach or alleged breach by any Seller of its obligations thereunder, and (C) any obligations and amounts in connection with obtaining a consent to the assignment of such leases to Purchaser;

      (b) All obligations of Subsidiary Seller under the New Jersey Personal Property Leases arising and to be performed after the New Jersey Closing, excluding (A) any such obligations and amounts arising or to be performed prior to the New Jersey Closing, (B) any such obligations and amounts arising as a result of the breach of alleged breach by any Seller of its obligations thereunder, and (C) any obligations and amounts in connection with obtaining a consent to the assignment of such leases to Purchaser; and

      (c) All obligations of Sellers under the Business Contracts arising and to be performed after the New Jersey Closing and/or the New York Closing, excluding
(A) any such obligations arising or to be performed prior to the New Jersey Closing, (B) any such obligations arising or to be performed prior to the New York Closing except as provided under the Management Agreement, (C) any such obligations arising as a result of the breach or alleged breach by any Seller of its obligations thereunder, and (D) any obligations in connection with obtaining a consent to the assignment of such contracts to Purchaser.

Section 1.3 Purchase Price; Allocation; Look-Back.

      (a) The aggregate purchase price for the New Jersey Assets and the New York Assets and the covenants of Sellers contained in Article IV is $5,500,000, (the "Purchase Price"), subject to the New Jersey Look-Back and the New York Look Back as set forth in Sections 1.5 and 1.7, respectively, and payable by wire transfer of immediately available funds and by the assumption by Purchaser of the Assumed Liabilities as provided in Section 1.6(d) below. The parties hereby agree that for all purposes, including Taxes, the Purchase Price, as adjusted in accordance with Section 1.5 and 1.7 below, shall be allocated in the amount of $4,000,000 to the New Jersey Assets (the "New Jersey Purchase Price") and $1,500,000 to the New York Assets (the "New York Purchase Price").

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      (b) Each of Sellers and Purchaser agree that any loans made by Purchaser to Sellers, evidenced in the form of notes issued by Sellers in favor of Purchaser, shall be repaid at the New York Closing from the New York Purchase Price.

Section 1.4 New Jersey Closing.

      (a) The New Jersey Closing shall take place at the offices of Meltzer, Lippe, Goldstein & Schlissel, LLP, 190 Willis Avenue, Mineola, New York 11501, or at such other place as Purchaser and Parent Seller shall mutually agree, at 10:00 A.M. local time, on September 15, 2001, or such later date as the parties may agree.

      (b) At the New Jersey Closing, the Purchaser shall pay $3,900,000 of the New Jersey Purchase Price, and the balance of the New Jersey Purchase Price to be held and not paid to the Parent Seller until thirty (30) days after the New Jersey Closing, subject to New Jersey Look Back in Section 1.5.

Section 1.5 New Jersey Look Back.

            The New Jersey Purchase Price shall be reduced or increased as follows:

      (a) The total base weekly amount of Sellers' billings for services to the customers and patients of Sellers' New Jersey Business is agreed to be $289,589 ($15,100,000 / 365 x 7) constituting the "NJ Pre-Look Back Period Base Amount".

      (b) The NJ Pre-Look Back Period Base Amount shall be compared to the average weekly amount billed by Purchaser, for services to the customers and patients of Sellers' New Jersey Business, for the two (2) weeks immediately following the New Jersey Closing (the "NJ Look Back Period").

      (c) If the average weekly amount for the NJ Look Back Period based upon the reimbursement rates of the Subsidiary Seller is:

            (i) between 90% and 110% of the NJ Pre-Look Back Period Base Amount, there shall be no reduction or increase in the New Jersey Purchase Price.

            (ii) at least 80% but less than 90% of the NJ Pre-Look Back Period Base Amount, the payment of the New Jersey Purchase Price shall be reduced by $250,000 to $3,750,000.

            (iii) less than 80% of the NJ Pre-Look Back Period Base Amount, the payment of the New Jersey Purchase Price shall be reduced by $500,000 to $3,500,000.

            (iv) more than 110% but not more than 120% of the NJ Pre-Look Back Period Base Amount, the payment of the New Jersey Purchase Price shall be increased by $250,000 to $4,250,000.

            (v) more than 120% of the NJ Pre-Look Back Period Base Amount, the payment of the New Jersey Purchase Price shall be increased by $500,000 to $4,500,000.

      (d) Credit Toward New York Purchase Price. In the event the NJ Look Back Period adjustment causes the New Jersey Purchase Price to be less than $3,900,000, then the Purchaser shall be credited with the difference toward the New York Purchase Price.

      (e) Notwithstanding the foregoing, should the aggregatge revenues for the NJ Look Back Period and the NY Look Back Period equal or exceed $23,100,000 on an annual basis, Section 1.5(c) shall not apply and there shall be no reduction in the New Jersey Purchase Price.

Section 1.6 New York Closing.

      (a) The New York Closing shall take place at the offices of Meltzer, Lippe, Goldstein & Schlissel, LLP, 190 Willis Avenue, Mineola, New York 11501, or at such other place as Purchaser and Parent Seller shall mutually agree, at 10:00 A.M. local time, within three (3) days after the occurrence of the following conditions precedent, or such later date as the parties may agree.

            (i) The shareholders of the Parent Seller shall, in full compliance with each of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, have approved the transactions related to the sale of New York Assets as contemplated in this Agreement; and

            (ii) The Purchaser shall have received written notification that the New York State Public Council has granted its approval to the transaction related to the sale of New York Assets as contemplated in this Agreement.

      (b) At the New York Closing the Management Agreement shall terminate and sale of the New York Assets shall occur pursuant to Section 1.1(c) of this Agreement.

      (c) At the New York Closing, the Purchaser shall pay $1,200,000 of the New York Purchase Price, less any amounts credited under Sections 1.3(b) and 1.5(d), and the balance of the New York Purchase Price, subject to New York Look Back in
Section 1.7.

Section 1.7 New York Look Back.

            The New York Purchase Price shall be reduced or increased as follows:

      (a) The total base weekly amount of Sellers' billings for services to the customers and patients of Sellers' New York Business is agreed to be $153,425 ($8,000,000 / 365 x 7) constituting the "NY Pre-Look Back Period Base Amount".

      (b) The NY Pre-Look Back Period Base Amount shall be compared to the average weekly amount billed by Purchaser, for services to the customers and patients of Sellers' New

York Business, for the two (2) weeks immediately following the effective date of the Management Agreement (the "NY Look Back Period").

      (c) If the average weekly amount for the NY Look Back Period based upon the reimbursement rates of the Parent Seller is:

            (i) between 90% and 110% of the NY Pre-Look Back Period Base Amount, there shall be no reduction or increase in the New York Purchase Price.

            (ii) at least 80% but less than 90% of the NY Pre-Look Back Period Base Amount, the New York Purchase Price shall be reduced by $150,000 to $1,350,000.

            (iii) less than 80% of the NY Pre-Look Back Period Base Amount, the
                  New York Purchase Price shall be reduced by $300,000 to $1,200,000. (iv) more than 110% but not more than 120% of the NY Pre-Look Back Period Base Amount, the payment of the New York Purchase Price shall be increased by $150,000 to $1,650,000.

            (v) more than 120% of the NY Pre-Look Back Period Base Amount, the payment of the New York Purchase Price shall be increased by $300,000 to $1,800,000.

      (d) Notwithstanding the foregoing, should the aggregatge revenues for the NJ Look Back Period and the NY Look Back Period equal or exceed $23,100,000 on an annual basis, Section 1.7(c) shall not apply and there shall be no reduction in the New York Purchase Price.

Section 1.8 Deliveries - New Jersey.

      (a) Simultaneously with the delivery of the New Jersey Purchase Price described in Section 1.4:

            (i) Sellers shall assign and transfer to Purchaser all of their right, title and interest in and to the New Jersey Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (A) a General Assignment and Bill of Sale substantially in the form of Exhibit B hereto (the "General Assignment"), duly executed by each Seller, (B) an assignment of the Intellectual Property in form and substance reasonably satisfactory to Purchaser, and (C) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good title to the Assets (the General Assignment and the other instruments referred to in clauses (B) and (C) being collectively referred to herein as the "Assignment Instruments");

            (ii) Purchaser shall assume from Subsidiary Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (A) an Assumption Agreement substantially in the form of Exhibit C hereto (the "Assumption Agreement"), duly executed by Purchaser, and (B) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Subsidiary Seller's counsel, as shall be effective to cause Purchaser to assume the Assumed Liabilities as and to the extent provided in Section 1.2(a) (the Assumption Agreement and such other instruments referred to in clause (B) being collectively referred to herein as the "Assumption Instruments");

            (iii) The Purchaser and Parent Seller shall enter into a management agreement for the servicing by Purchaser of the customers and patients for the New York Business of Parent Seller (the "Management Agreement"), in the form of Exhibit A hereto. The Management Agreement shall have been submitted to, and is subject to the approval of, the New York State Department of Health;

            (iv) Sellers shall have obtained and delivered to Purchaser written consents necessary for the assignment of Business Contracts relating to customers and patients of the New Jersey Business and the New York Business by the New Jersey Closing, and to the extent such consents shall not have been obtained by the New Jersey Closing and the New York Closing, respectively, or within thirty (30) days thereafter, the revenues attributable to such Business Contracts shall not be included in the calculation of the average weekly amount for the NJ Look Back Period or the NY Look Back Period, respectively;

            (v) In consideration of the New Jersey Purchase Price and to secure the obligations of Sellers under Sections 1.5 and 1.10 and all other amounts and obligations due and becoming due to Purchaser by Sellers, the Sellers shall deliver Uniform Commercial Code 1 financing statements in favor of the Purchaser securing all of the New Jersey Assets and Properties of the Sellers, and all of Sellers' New York Assets;

            (vi) The Subsidiary Seller shall transfer to Purchaser all cases for all customers and patients of the New Jersey Business and the exclusive right to provide services to such customers and patients; and

            (vii) Each of the Sellers and Purchaser shall deliver all other certificates and other contracts, documents and instruments required to be delivered under Articles VI and VII.

            (b) Simultaneously with the delivery of the New York Purchase Price described in Section 1.6:

            (i) Sellers shall assign and transfer to Purchaser all of their right, title and interest in and to the New York Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (A) a General Assignment and Bill of

                  Sale substantially in the form of Exhibit B hereto (the "General Assignment"), duly executed by each Seller, (B) an assignment of the Intellectual Property in form and substance reasonably satisfactory to Purchaser, and (C) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good title to the Assets (the General Assignment and the other instruments referred to in clauses (B) and (C) being collectively referred to herein as the "Assignment Instruments");

            (ii) The Purchaser shall deliver Uniform Commercial Code financing statements terminating its security in all of the Assets and Properties of the Sellers; and

            (iii) The Sellers shall deliver to the Purchaser a general release by National Home Health Care Corp. ("National") in favor of each of the Sellers and Purchaser in reference to any and all claims against Sellers and Purchaser specifically including but not limited to all claims in connection with or involving this Agreement, the transactions contemplated herein, the Management Agreement, and the Letter of Intent dated May 23, 2001, executed between National and the Parent Seller.

Section 1.9 Prorations.

      (c) The following prorations relating to the New Jersey Assets shall be made at the New Jersey Closing, with the Subsidiary Seller liable to the extent such items relate to any time period prior to the New Jersey Closing and Purchaser liable to the extent such items relate to any time period after the New Jersey Closing:

            (i) Rents, additional rents, taxes, charges for sewer, water, telephone, electricity, other utilities, New Jersey Tenant Security Deposits, and other items payable by Subsidiary Seller under the New Jersey Real Property Leases.

            (ii) All other items normally adjusted in connection with similar transactions.

      (d) Subsidiary Seller hereby agrees to pay at or prior to the New Jersey Closing any and all amounts referred to in clause (i) or (ii) of the preceding
Section 1.9(a) promptly after receipt of notice thereof or make suitable arrangements at the New Jersey Closing for prompt payment thereof which are reasonably acceptable to Purchaser in its sole discretion.

      (c) Sellers and Purchaser agree that Sellers shall pay a mutually agreed amount up to $25,000 at the New Jersey Closing toward the Sellers obligations for vacation pay and bonus compensation to field service workers of the New Jersey Busisiness and the New York Business.

Section 1.10 Limited Use of Names.

            After the New Jersey Closing, the Sellers shall have the non-exclusive right, for a three (3) year period, to use the name "Amserv Health Care" in the State of New Jersey in connection with collection of their pre-closing accounts receivable. The use of such name for any other purpose is prohibited without the prior written consent of the Purchaser, which shall not be unreasonably withheld or delayed. Any funds collected that are attributable to the other party, shall be promptly paid to the other party.

Section 1.11 Further Assurances; Post-Closing Cooperation.

      (a) At any time or from time to time after the New Jersey Closing, at Purchaser's request and without further consideration, Sellers shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the New Jersey Assets being purchased, and to assist Purchaser in exercising all rights with respect thereto, and otherwise cause Sellers to fulfill their obligations under this Agreement and the Operative Agreements.

      (b) At any time or from time to time after the New York Closing, at Purchaser's request and without further consideration, Sellers shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the New York Assets being purchased, and to assist Purchaser in exercising all rights with respect thereto, and otherwise cause Sellers to fulfill their obligations under this Agreement and the Operative Agreements.

      (c) Effective on each Closing Date, the Sellers hereby constitute and appoint Purchaser the true and lawful attorney of such Seller, with full power of substitution, in the name of such Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all of the respective New Jersey Assets and/or New York Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the New Jersey Assets and/or New York Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the New Jersey Assets and/or New York Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser shall deem desirable. Each Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Each Seller shall deliver to Purchaser at each respective Closing an acknowledged power of attorney to the foregoing effect executed and acknowledged by such Seller.

      (d) Following each Closing, each party shall afford the other party, its counsel and its accountants, during normal business hours, full and complete access to the books, records and other data in its possession relating to the New Jersey Business and/or the New York Business, including, without limitation, the Regulated Books and Records, with respect to periods prior to each Closing, and each party shall afford the other party the right to make copies and extracts therefrom, to the extent that such access may be reasonably requested by the requesting party in connection with (i) the preparation of Tax Returns,
(ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Operative Agreements,
(v) in connection with any actual or threatened Action or Proceeding or (vi) the provision of services to patients. Subject to applicable Law (including, without limitation, any Law relating to the retention of patient records), each party further agrees for a period extending six years after each Closing Date not to destroy or otherwise dispose of any such books, records and other data (except with respect to the Regulated Books and Records) to the other party and such other party shall not agree in writing to take possession thereof during the ten day period after such offer is made.

      (e) If, in order to properly prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by any Seller in accordance with this paragraph or paragraph (d) of this Section shall be held confidential by such Seller in accordance with Section 14.6.

      (f) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with paragraphs
(d) or (e) of this Section shall be subject to applicable rules relating to discovery, except with respect to Regulated Books and Records, which shall continue to be available as contemplated by this Agreement.

Section 1.12Third-Party Consents.

      The Sellers shall obtain the written consent of any third party to the assignment of any New Jersey Real Property Lease, New Jersey Personal Property Lease, New Jersey Business Contract or the New York Business Contract to the Purchaser in all cases in which such consent is or may be required for such assignment. The provisions of this Section 1.13 shall not affect the obligations of Sellers to consummate the transactions contemplated by this Agreement.

                                   Article II
                    Representations and Warranties of Sellers

      Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

Section 2.1 Organization of Seller Entities.

            Sellers are each a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has full corporate (or other) power and authority to conduct the Business (including, without limitation, the New Jersey Business and the New York Business) and/or any other business conducted by it as and to the extent now conducted and to own, use, hold and lease the New Jersey Assets, the New York Assets and/or any other Assets and Properties owned or used by it.

Section 2.2 Authority.

      (a) The Sellers have full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to sell and transfer (pursuant to this Agreement) the New Jersey Assets. The Sellers have full corporate (or other) power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to sell and transfer (pursuant to this Agreement) the New Jersey Assets.

      (b) The execution and delivery by the Sellers of this Agreement and the Operative Agreements to which the Sellers are a party, and the performance by the Sellers of their obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors and the shareholders, where applicable.

      (c) The Board of Directors of Parent Seller has recommended adoption of this Agreement and the transactions contemplated by this Agreement to the shareholders of Parent Seller and directed that this Agreement be submitted to the shareholders of Parent Seller for their consideration. No other corporate action on the part of Parent Seller, other than obtaining Parent Seller Shareholders' Approval, is necessary. No other corporate action on the part of any Subsidiary Seller is necessary.

      (d) This Agreement, has been duly and validly executed and delivered by each Seller and constitutes, and upon the execution and delivery by each Seller of the Operative Agreements to which it is a party, such Operative Agreements shall constitute, legal, valid and binding obligations of each Seller enforceable against each Seller in accordance with their terms.

Section 2.3 No Conflicts.

            The execution and delivery by each of the Sellers of this Agreement does not, and the execution and delivery by each of the Sellers of the Operative Agreements to which they are a party, the performance by each the Sellers of their respective obligations under this Agreement, and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby shall not:

      (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other organizational documents) of Sellers;

      (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.3 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Sellers or any of their respective Assets and Properties; or

      (c) except as disclosed in Section 2.3 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Sellers or any of their respective Assets and Properties, under any Contract or License to which Sellers are a party or by which any of their respective Assets and Properties is bound or otherwise subject.

Section 2.4 Governmental Approvals and Filings.

            Except as disclosed in Section 2.4 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Sellers are required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which the Sellers are a party or the consummation of the transactions contemplated hereby or thereby.

Section 2.5 New Jersey and New York Business Books and Records.

            Except as set forth in Section 2.5 of the Disclosure Schedule, the New Jersey and New York Business Books and Records are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are under the exclusive ownership and direct control of theSellers.

Section 2.6 Financial Statements.

            Prior to the execution of this Agreement, Sellers have delivered to Purchaser true and complete copies of the following financial statements:

      (a) the unaudited consolidated balance sheet of the Parent Seller as of February 28, 2001 and, with respect to Parent Seller, the related unaudited statements of income and cash flows for the nine months then ended;

      (b) the audited consolidated balance sheets of Parent Seller as of May 31, 2000, 1999 and 1998, and the related audited statement of income, cash flows and shareholders equity for each fiscal year then ended, together with a true and correct copy of the report on such audited information by Holtz Rubenstein & Co. LLP, and all letters from such accountants with respect to the results of such audits; and

      (c) the unaudited balance sheets of the New Jersey Business as of May 31, 2000 and 1999 and the related unaudited statements of income and cash flows for each fiscal year then ended;

      Except as set forth in the notes thereto and as disclosed in Section 2.6 of the Disclosure Schedule, all such financial statements (i) were prepared on a consistent basis and in accordance with GAAP, (ii) fairly present the financial condition and results of operations of the Business and Seller, as applicable, as of the respective dates thereof and for the respective periods covered, and
(iii) were compiled from Books and Records regularly maintained by Parent Seller's management and used to prepare the consolidated financial statements of Parent Seller in accordance with the GAAP. Parent Seller has maintained such Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

Section 2.7 Absence of Changes.

            Except for the execution and delivery of this Agreement the Operative Agreement and the transactions to take place pursuant hereto on or prior to each Closing Date and except as disclosed in Section 2.7 of the Disclosure Schedule, since the Annual Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Condition of Subsidiary Seller, , the New Jersey Business, Condition of Parent Seller, or the New York Business. Without limiting the foregoing, except the application of the proceeds thereof in accordance with this Agreement or as disclosed in Section 2.7 of the Disclosure Schedule, there has not occurred, between the Annual Financial Statement Date and the date hereof, any of the following:

      (a) (i) any increase in the salary, wages or other compensation of the employee of Sellers whose annual salary is, or after giving effect to such change would be, $25,000 or more; (ii) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for any employee of Sellers or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for any employee of Sellers; or (iii) any adoption, entering into or becoming bound by, any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law;

      (b) (i) incurrence by Sellers of Indebtedness in an aggregate principal amount exceeding $25,000 (net of any amounts discharged during such period) or
(ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Sellers under, any Indebtedness of or owing to such Sellers;

      (c) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plants real or personal property or equipment used or held for use by Sellers in an aggregate amount exceeding $10,000;

      (d) any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Sellers or the Business or the New Jersey Business or (B) any method of calculating any bad debt, contingency or other reserve of Sellers or the Business or the New Jersey Business for accounting, financial reporting or Tax purposes;

      (f) (i) any acquisition or disposition of any Assets and Properties used or held for use by Sellers or in the conduct of the Business or the New Jersey Business, other than Inventory in the ordinary course of business consistent with past practice and other acquisitions or dispositions not exceeding in either case $20,000 in the aggregate; or (ii) any creation or incurrence of a Lien, other than a Permitted Lien, on any Assets and Properties used or held for use by Sellers or in the conduct of the Business or the New Jersey Business;

      (g) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to
(A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to
Section 2.15(a) or (B) any License disclosed in Section 1.1(a) of the Disclosure Schedule;

      (h) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business, the New Jersey Business or the New York Business constituting capital assets in an aggregate amount exceeding $20,000;

      (i) any transaction involving the Business, the New York Business or the New Jersey Business or with any officer, director or Affiliate of Seller (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis;

      (j) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

      (k) any other transactions in the aggregate amount of more than $10,000 directly involving, or directly affecting, Sellers or the Business, the New York Business or the New Jersey Assets outside the ordinary course of business consistent with past practice.

Section 2.8 No Undisclosed Liabilities.

            Except as reflected or reserved against in the balance sheet included in the Annual Financial Statements or in the notes thereto or as disclosed in Section 2.8 of the Disclosure Schedule or any other Section of the Disclosure Schedule, there are no Liabilities against, relating to or affecting Sellers, the Business, the New Jersey Business, the New York Business, the New York Assets or any of the New Jersey Assets, as the case may be, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice or (ii) which, individually or in the aggregate, are not material to the Condition of Sellers, the Business, the New Jersey Business or the New Jersey Assets, the New York Business or the New York Assets as the case may be.

Section 2.9 No Approval of Shareholders of Parent Seller.

            Each of the Sellers represent and warrant that no approval by the shareholders of the Parent Seller is required in connection with the sale of the New Jersey Assets or the New Jersey Closing or entering into the Management Agreement.

Section 2.10 Legal Proceedings.

            Except as disclosed in Section 2.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

      (a) there are no Actions or Proceedings pending, threatened or, to the Knowledge of Seller, contemplated against, relating to or affecting Sellers (either with respect to the Business, the New Jersey Business, the New York Business or any of their respective Assets and Properties or otherwise) that (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement, or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to Sellers could reasonably be expected to result in (x) any injunction or other equitable relief that would interfere in any material respect with the Business, the New Jersey Business, the New York Business or the Condition of Sellers or (y) Losses by such Seller, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $25,000;

      (b) there are no facts or circumstances Known to any Seller that could give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

      (c) there are no Orders outstanding against Sellers (with respect to the Business, the New Jersey Business or otherwise).

            Prior to the execution of this Agreement, Sellers have delivered to Purchaser all responses of counsel to auditors' requests for information delivered in connection with Parent Seller's most recently prepared audited consolidated financial statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting Sellers, the Business, the New York Business or the New Jersey Business.

Section 2.11 Compliance With Laws and Orders.

            Except as disclosed in Section 2.11 of the Disclosure Schedule, none of the Sellers are, nor have Sellers at any time within the last five years been, nor have Sellers received any notice that it is or has at any time within the last five years been, in violation of or in default under any Law or Order.

Section 2.12 Real Property.

      (a) Section 1.1(a)(i) of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by any Seller and used or held for use in connection with the New Jersey Business. Subsidiary Seller has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties subject to the New Jersey Real Property Leases described in
Section 1.1(a)(i) of the Disclosure Schedule for the full term thereof. Each New Jersey Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms against the Seller that is a party thereto and of each other Person that is a party thereto, and except as set forth in Section 2.12(a) of the Disclosure Schedule, there is no, nor has Subsidiary Seller received any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. No Seller owes any brokerage commissions with respect to any such leased space. Sellers have delivered to Purchaser prior to the execution of this Agreement true and complete copies of all New Jersey Real Property Leases (including any amendments and renewal letters).

      (b) Sellers do not own any real property nor do they, as landlord, lease or sublease any real property.

Section 2.13 Tangible Personal Property.

      (a) Sellers collectively are in possession of and have good title to, or have valid leasehold interests in or valid rights under Contracts to use, all of the New Jersey Tangible Personal Property, all of which (other than New Jersey Tangible Personal Property acquired since the Annual Financial Statement Date and New Jersey Tangible Personal Property disposed of since such date, both in the ordinary course of business consistent with past practice) is reflected on the balance sheet included in the Quarterly Financial Statements. Purchaser shall have the right to inspect and inventory the New Jersey Tangible Personal Property within three days prior to the New Jersey Closing.

      (b) All the New Jersey Tangible Personal Property owned, used or held for use by Subsidiary Seller is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.13 of the Disclosure Schedule, and is now and at the New Jersey Closing Date will be, in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

Section 2.14 Intellectual Property Rights.

      (a) Sellers have interests in and make use only of the Intellectual Property disclosed in Section 1.1(a)(vi) and Section 1.1(c)(ii) of the Disclosure Schedule in connection with the conduct of the New Jersey Business and New York Business, respectively, all of which such Intellectual Property Sellers either have all right, title and interest in or valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the New Jersey Business and the New York Business. Except as disclosed in Section 2.14(a) of the Disclosure Schedule, (i) Sellers have the exclusive right to use the Intellectual Property disclosed in Section 1.1(a)(vi) of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by any Seller to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by any Seller in respect of such Intellectual Property,
(iv) Sellers have delivered to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) Sellers have taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets in respect of the Business, (vi) no Seller is, nor has any Seller received, any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) to the Knowledge of each Seller, no such Intellectual Property is being infringed by any other Person.

      (b) Sellers have not received notice that Sellers are infringing upon any Intellectual Property of any other Person, no claim is pending or, has been made to such effect that has not been resolved and Sellers are not infringing upon any Intellectual Property of any other Person.

Section 2.15 Contracts.

      (c) Section 2.15(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement) to which Sellers are a party or by which any of the New Jersey Assets and New York Assets is bound:

            (i) (A) all Contracts (excluding Benefit Plans) providing for the commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any employee of Sellers, the name, position and rate of compensation of each such employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of Sellers to make payments pursuant to policies adopted and announced by Sellers prior hereto, in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee or any group of employees;

            (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Sellers to engage in any business activity or compete with any Person in connection with the Business or, except as provided in Section 4.10, prohibiting or limiting the ability of any Person to compete with Sellers;

            (iii) all partnership, joint venture, shareholders' or other similar
                  Contracts with any Person;

            (iv) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchises with whom Sellers deal;

            (v) all Contracts relating to the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice;

            (vi) all collective bargaining or similar labor Contracts covering any employee of Sellers; and

            (vii) all other Contracts (other than Benefit Plans, the Real
                  Property Leases and insurance policies listed in Section 2.17 of the Disclosure Schedule) with respect to the Business that
                  (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Sellers of more than $5,000 annually and (B) cannot be terminated within 60 days after giving notice of termination without resulting in any material cost or penalty to Sellers.

      (d) Each Contract required to be disclosed in Section 2.15(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, and except as disclosed in Section 2.15(b) of the Disclosure Schedule, Sellers, nor to the Knowledge of any Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

      (e) Except as disclosed in Section 2.15(c) of the Disclosure Schedule, the execution, delivery and performance by each Seller of this Agreement and the Operative Agreements to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby, shall not (i) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (iii) result in the creation or imposition of, any Lien, other than Permitted Liens, in each instance upon Sellers or any of their respective Assets and Properties under any Contract to which any such Seller is a party.

Section 2.16 Licenses.

      (f) Section 1.1(a)(vii) and Section 1.1(c)(iii) of the Disclosure Schedule contains a true and complete list of all material Licenses used or held for use in the New Jersey Business and New York Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Sellers have delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.16(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (i) Sellers own or validly hold all Licenses that are material, individually or in the aggregate, to the Business;

            (ii) each New Jersey and New York Business License is valid, binding and in full force and effect;

            (iii) Sellers are not, nor have they received any notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any Business License (including, without limitation, any New Jersey and New York Business License); and

            (iv) the execution, delivery and performance by each Seller of this Agreement and the Operative Agreements to which they are a party, and the consummation of the transactions contemplated hereby and thereby, shall not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien, other than Permitted Liens, upon any Seller or any of its Assets and Properties under, any Business License (including, without limitation, any New Jersey and New York Business License).

Section 2.17 Insurance.

            Section 2.17 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure Sellers, the Business, the New Jersey Business and New York Business, any employee of Sellers or the New Jersey and New York Assets. Each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and no Seller has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Such insurance policies are placed with financially sound and reputable insurers and, in light of the nature of the business conducted by the Business and the New Jersey Assets, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and having such Assets and Properties. No Seller and no Person to whom any such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

Section 2.18 Affiliate Transactions.

      (g) Except as disclosed in Section 2.18(a) of the Disclosure Schedule, (i) no officer, director or Affiliate of Sellers provided or caused to be provided any assets, services or facilities to Sellers or otherwise used or held for use in connection with the Business, and (ii) neither Sellers nor the Business provides or causes to be provided any assets, services or facilities to any such officer, director or Affiliate.

      (h) Except as disclosed in Section 2.18(b) of the Disclosure Schedule, each of the transactions listed in Section 2.18(a) of the Disclosure Schedule is engaged in on an arm's-length basis.

Section 2.19 Employees; Labor Relations.

            Except as disclosed in Section 2.19 of the Disclosure Schedule, (i) no employee of Sellers is presently a member of a collective bargaining unit and there are no threatened, or to the Knowledge of each Seller, contemplated attempts to organize for collective bargaining purposes any of such employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five years against Sellers before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Since January 1, 1995 there has been no work stoppage, strike or other concerted action by employees of Sellers. During that period, each Seller has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

Section 2.20 Substantial Customers and Suppliers.

      (i) Section 2.20(a) of the Disclosure Schedule lists all material customers of the New Jersey Business, on the basis of revenues for goods sold or services provided for the most recently completed fiscal year.

      (j) Section 2.20(b) of the Disclosure Schedule lists the ten largest suppliers of the New Jersey Business, on the basis of cost of goods or services purchased for the most recently completed fiscal year.

      (k) Except as disclosed in Section 2.20(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to the New Jersey Business since the Annual Financial Statement Date, or has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof.

      (l) Except as disclosed in Section 2.20(d) of the Disclosure Schedule, to the Knowledge of each Seller, no such customer or supplier is threatened with bankruptcy or insolvency.

      (m) Section 2.20(a) of the Disclosure Schedule lists all material customers of the New York Business, on the basis of revenues for goods sold or services provided for the most recently completed fiscal year.

      (n) Section 2.20(b) of the Disclosure Schedule lists the ten largest suppliers of the New York Business, on the basis of cost of goods or services purchased for the most recently completed fiscal year.

      (o) Except as disclosed in Section 2.20(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to the New York Business since the Annual Financial Statement Date, or has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof.

      (p) Except as disclosed in Section 2.20(d) of the Disclosure Schedule, to the Knowledge of each Seller, no such customer or supplier is threatened with bankruptcy or insolvency.

Section 2.21 Inventory.

            All of the Inventory set forth on the balance sheet included with the Quarterly Financial Statements consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. All items included in the Inventory are the property of the respective Sellers, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by such Seller on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

Section 2.22 Vehicles.

      (q) Section 1.1(a)(viii) of the Disclosure Schedule contains a true and complete list of all motor vehicles owned or leased by Sellers and used or held for use in the conduct of the New Jersey Business. Except as disclosed in
Section 2.22(a) of the Disclosure Schedule, the respective Sellers have good and valid title to, or have valid leasehold interests in or valid rights under Contract to use, each New Jersey Vehicle, free and clear of all Liens other than Permitted Liens.

Section 2.23 No Guarantees.

            Except as set forth on Section 2.23 of the Disclosure Schedule, none of the Liabilities of the Business or of Sellers is guaranteed by or subject to a similar contingent obligation of any other Person, nor has any Seller guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom Sellers sell goods or provides services or with whom Sellers otherwise have significant business relationships.

Section 2.24 Entire Business.

            The sale of the New Jersey Assets and the New York Assets by Sellers to Purchaser pursuant to this Agreement shall effectively convey to Purchaser the entire New Jersey Business, New York Business and all of the tangible and intangible property used by Sellers

(whether owned, leased or held under license by Sellers, by any of Seller's Affiliates or by others) in connection with the conduct of the New Jersey Business and the intangible property used by Sellers in connection with the New York Business as heretofore conducted by Sellers (except for the New Jersey Excluded Assets and the New York Excluded Assets) including, without limitation, all tangible Assets and Properties of Sellers reflected in the balance sheet included in the Quarterly Financial Statements and Assets and Properties acquired since the Quarterly Financial Statement Date in the conduct of the New Jersey Business and the New York Business, other than the New Jersey Excluded Assets, the New York Excluded Assets and Assets and Properties disposed of since such date, consistent with Section 2.6. Except as disclosed in Section 2.24 of the Disclosure Schedule, there are no shared facilities or services which are used in connection with any business or other operations of any Seller or any of Sellers' Affiliates other than the New Jersey Business and the New York Business.

Section 2.25 Brokers.

            Except as and to the extent set forth on Section 2.25 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Parent Seller directly with Purchaser without the intervention of any Person on behalf of Parent Seller (or any other Seller) in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

Section 2.26 Fairness Opinion.

            Parent Seller have received prior to the New York Closing the opinion of Steven Chait, to the effect that, as of the date hereof, the terms of the sale of the New York and the New Jersey Business to Purchaser are fair to Parent Seller and its shareholders, from a financial point of view and shall provide to Purchaser a copy of the written confirmation of such opinion promptly after receipt thereof.

Section 2.27 State Takeover Statutes.

            The Board of Directors of Parent Seller has approved the sale of the New Jersey Business, this Agreement and the consummation of the other transactions contemplated hereby, and such approval is sufficient to render inapplicable the provisions of any "fair price" or other anti-takeover statute or similar Laws (including, without limitation, Section 912 of the New York Business Corporation Law).

Section 2.28 Investment Company.

            No Seller is, and no Seller is controlled by, an "investment company," as defined in the Investment Company Act of 1940, as amended. Upon consummation of the transactions contemplated hereby no Seller will be, and no Seller will be controlled by, such an "investment company."

Section 2.29 Cooperation.

            Sellers shall fully cooperate with Purchaser in the preparation of all required applications to government agencies in the States of New Jersey and New York and their localities, and in promptly providing to Purchaser and to such government agencies whatever documents, statements and information related to such applications and the processing thereof, as any such agency or Purchaser may request.

Section 2.30 Disclosure.

      (r) All material facts relating to the Condition of the Sellers and the Business have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

      (s) Sellers shall have disclosed to National in writing the execution of this Agreement and the Operative Agreements. A copy of such notice shall be set forth at section 2.30 of the Disclosure Schedule.

Section 2.31 Accreditation.

      Sellers represent that the New Jersey Business and the New York Business are duly accredited by Joint Commission on Accreditation of Home Care Organizations, the New Jersey Business is duly accredited by the Commission on Accreditation of Home Care, and such accreditations will remain in force through the respective Closing Dates.

                                  Article III
                   Representations and Warranties of Purchaser

      Purchaser hereby represents and warrants to Sellers as follows:

Section 3.1 Organization.

            Purchaser is a corporation, duly organized, validly existing and in good standing under the Laws of the state of New York. Purchaser has full organizational power and authority to enter into this Agreement, the Management Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby.

Section 3.2 Authority.

            The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its shareholders is necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such

Operative Agreements shall constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

Section 3.3 No Conflicts.

            The execution and delivery by Purchaser of this Agreement does not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby shall not:

      (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws (or other comparable charter document) of Purchaser; or

      (b) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

Section 3.4 Legal Proceedings.

            There are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Security Agreement or any of the Operative Agreements.

Section 3.5 Brokers.

            All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Parent Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

Section 3.6 Availability of Financing.

            Purchaser has, and as of each Closing shall have, the financing and the financial resources to enable Purchaser to consummate the transactions contemplated by this Agreement.

                                   Article IV
                              Covenants of Sellers

            Sellers covenant and agree with Purchaser that, at all times from and after the date hereof until each respective Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, Sellers shall, and shall cause each other Seller to, comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing:

Section 4.1 Regulatory and Other Approvals.

            Sellers shall, and shall cause each other Seller to, as promptly as practicable, (a) take all steps necessary, appropriate or desirable to assist Purchaser to obtain all consents, approvals or actions of, make all filings with, and give all notices to, Governmental or Regulatory Authorities or any other Person required of Sellers to consummate the transactions contemplated hereby and by the Operative Agreements, including, without limitation, those described in Sections 2.4 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, and (c) cooperate with Purchaser with respect to any matter relating to the foregoing. Sellers shall cause each other to, provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and shall advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

Section 4.2 Investigation by Purchaser.

            Sellers shall, and shall cause each of the Sellers to, (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to (i) the employees of Sellers, (ii) such other officers and agents of the Sellers or the conduct of the Business, (iii) Sellers' accountants, (iv) the New Jersey and the New York Assets, and (v) information about the employees of Sellers (including, without limitation, information about their services and patients, their home phone numbers and their home addresses) and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Business Contracts, Business Licenses, Benefit Plans and other Books and Records) concerning Sellers, the Business, the Assets and the Assumed Liabilities as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

Section 4.3 No Solicitations or Business Dispositions.

      (a) Sellers shall not take, nor shall Sellers permit each other or any Affiliate of any of the Sellers (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Sellers or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to Sellers or their New Jersey or New York Business or permitting access to the Assets and Properties and Books and Records of Sellers) any offer or inquiry from any Person involving the New York Business or the

New Jersey Business, other than Purchaser or Affiliates of Purchaser, (i) to engage in, other than in connection with the transactions contemplated by this Agreement (or otherwise with Purchaser) any (x) merger or other business combination involving Sellers, (y) sale or other disposition of all or any substantial part of any assets or properties of any of the Sellers or (z) transaction involving the acquisition of 10% or more of the equity interests in, or more than 10% of the assets of, Sellers (each of the foregoing referred to in the preceding clauses (x) through (z) is referred to as a "Business Disposition"), (ii) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Disposition, or (iii) to furnish or cause to be furnished any information with respect to any Seller or any of its subsidiaries to any Person who Seller or any such Affiliate Knows or has reason to believe is in the process of considering any transaction that would result in a Business Disposition.

      (b) Nothing contained in this Section 4.3 shall prohibit (i) Parent Seller from, in response to an unsolicited, bona fide written proposal with respect to a Business Disposition that the Board of Directors of Parent Seller (or a duly authorized committee thereof) determines in good faith, based on the advice of its legal counsel and financial advisors, constitutes a Superior Proposal (as defined in Section 4.3(d) below) furnishing information to the party making such Superior Proposal to the extent that the Board of Directors of Parent Seller (or a duly authorized committee thereof), after consultation with its legal counsel and financial advisors, determines in good faith that it is necessary to do so for it to act in accordance with its fiduciary duties under applicable law or
(ii) the Board of Directors of Parent Seller from taking and disclosing to the shareholders of Parent Seller a position with respect to a tender or exchange offer by a third party required under Rules 14d-9 and 14e-2(a) under the Exchange Act or from making any disclosure to the shareholders of Parent Seller that, in the reasonable judgment of the Board of Directors of Parent Seller after consultation with legal counsel, may be required under applicable law.

      (c) In addition to the obligations of the Sellers set forth in Section 4.3(a) (and notwithstanding the provisions of Section 4.3(b), prior to the termination hereof, Parent Seller shall, and each of the Sellers shall cause Parent Seller to, as promptly as practicable, and in any event within one Business Day after receipt thereof, advise Purchaser orally and in writing of any request for information that any Seller reasonably believes could lead to a Business Disposition or of any proposal or inquiry with respect thereto; the material terms and conditions of such request, proposal or inquiry, and the identity of the person or group making any such request, proposal or inquiry and a copy of any and all written materials received from or on behalf of such person or group. Parent Seller shall, and each other Seller shall cause Parent Seller to, keep Purchaser informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, proposal or inquiry.

      (d) For purposes of this Agreement, "Superior Proposal" means a proposal with respect to a Business Disposition relating to the acquisition of a majority of the outstanding voting securities, or all or substantially all of the assets of Parent Seller, which requires a net payment of at least $6,500,000 by the prospective purchaser.

Section 4.4 Conduct of Business.

            From the date hereof until earlier to occur of the New York Closing Date or the termination of this Agreement, each of the Sellers shall, and shall cause each other to, operate the business and operations conducted by them (including, without limitation, the Business and the New Jersey Business) only in the ordinary course consistent with past practice and in compliance with all applicable Laws and Orders (and, promptly following receipt thereof, give to Purchaser copies of any notice received from and Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(x) preserve intact their respective present business organization, (y) keep available the services of their respective present officers and employees and
(z) preserve their respective relationships with customers, suppliers, distributors, licensors, licensees and others with which they have significant business dealings.

      (a) During the period from the date of this Agreement and continuing until the earlier of the New York Closing Date or the termination of this Agreement pursuant to its terms, each of the Sellers shall:

            (i) (A) preserve intact the present business organization and reputation of the Business and the New Jersey and New York Business, (B) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the managerial employees of Sellers, (C) maintain the assets of the Business and the New Jersey and New York Business in good working order and condition, ordinary wear and tear excepted, (D) maintain the good will of customers, suppliers, lenders and other Persons to whom Sellers sell goods or provides services or with whom Sellers otherwise have significant business relationships, and
                  (E) continue all current sales, marketing and promotional activities;

            (ii) promptly inform Purchaser immediately after Sellers have Knowledge or have reason to have Knowledge that any management employee of Sellers that works in connection with the Business shall leave the employ of Sellers or determines to leave the employ of Sellers;

            (iii) except to the extent required by applicable Law, (A) cause the
                  Books and Records of Sellers to be maintained in the usual, regular and ordinary manner, and (B) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Sellers that would adversely affect it; and

            (iv) (A) maintain in full force and effect until the Closings substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.15 of the Disclosure Schedule, (B) cause such insurance coverage to continue to be provided at the expense of Sellers for at least two years after the New York Closing Date with respect to products liability claims for products manufactured or sold prior to the Closing Date and at least 10 days after the New York Closing Date for all other insurance, in all cases on substantially the same terms and conditions as provided on the date of this Agreement except that Purchaser shall be named as an additional insured, and
                  (C) cause any and all benefits under such Contracts paid or payable with respect to the New Jersey Assets and New York Assets or the Business to be paid to Sellers.

      (b) Without limiting the generality of the provisions set forth in Section 4.4(a), except as permitted by the terms of this Agreement, without the prior written consent of Purchaser (which consent may be withheld or delayed, in Purchaser's discretion), during the period from the date of this Agreement and continuing until the earlier of the New York Closing Date or the termination of this Agreement pursuant to its terms, in regards to the New York Business and the New Jersey Business, Sellers shall not:

            (i) adopt any change to any of their respective certificates of incorporation or bylaws (or similar organizational documents);

            (ii) except for the transactions contemplated hereby, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets (other than in the ordinary course of business) of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or alliances;

            (iii) sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments that are disclosed in this Agreement;

            (iv) grant or agree or offer to grant any severance or termination pay to any officer or employee, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

            (v) transfer or license to any person or entity or otherwise extend, amend or modify any rights to any Intellectual Property used or held for use by Sellers, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices; provided, however, that in no event shall Sellers license on an exclusive basis or sell any such Intellectual Property;

            (vi) (A) set aside or pay any dividends on, or make other distributions in respect of, its capital stock, other than dividends and distributions by a direct or indirect wholly-owned entity to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Sellers or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (vii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

           (viii) make any change to its accounting methods, principles or practices, except as may be approved in writing by Purchaser prior to such change, and Purchaser may withhold or delay its approval in its sole discretion;

            (ix) modify or amend in any material respect or terminate any existing Contract affecting the use, possession or operation of any properties or assets used by Sellers; grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment or charge affecting any owned property or leased property or any part thereof; convey, assign, sublease, license or otherwise transfer all or any portion of any owned property or leased property or any interest or rights therein; or make any adverse changes in the construction or condition of any such property;

            (x) (A) incur any Indebtedness for borrowed money or guarantee any such Indebtedness of another Person; (B) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Sellers; (C) enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing; (D) incur any Indebtedness that shall enable the holder thereof to have recourse against any assets or properties of Sellers (including, without limitation, the New Jersey Assets and New York Assets to be acquired by Purchaser hereunder); (E) create any Liens on any Assets and Properties of Sellers;

            (xi) enter into any employment contract or collective bargaining agreement, except, in each case, as may be required by law;

            (xii) violate, breach or default under in any respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of any Contract to which Sellers are a party or any License used by Sellers;

           (xiii) (A) pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any Claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, of any Claims in an amount that do not, in the aggregate, exceed $25,000, or (B) waive any material benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any material confidentiality or similar agreement to which Sellers are a party or a beneficiary;

            (xiv) modify, amend or terminate any Contract to which Sellers are a party or License used by Sellers or waive, delay the exercise of, release or assign any rights or claims under any such Contract or License;

            (xv) incur or enter into any Contract requiring Sellers to pay in excess of $25,000;

            (xvi) make any Tax election or accounting method change inconsistent with past practice that, individually or in the aggregate, would be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes Sellers, settle or compromise any material Tax liability, or consent to any extension or waiver of any limitation period with respect to Taxes;

           (xvii) acquire or dispose of any Assets and Properties used or held for use in the conduct of the business conducted by Sellers (including, without limitation, the Business and the New Jersey Business and New York Business), or create or incur any Lien, other than a Permitted Lien, on any Assets and Properties used or held for use in the conduct of the business conducted by Sellers (including, without limitation, the Business and the New Jersey Business and New York Business);

          (xviii) engage in any transaction with any officer, director or Affiliate or Sellers, other than pursuant to existing agreements set forth on Section 4.4(u) of the Disclosure Schedule;

            (xix) make any capital expenditures of commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $1,000; or

            (xx) agree in writing or otherwise to take any of the actions described in Section 4.4(c)(i) through (xix) above.

Section 4.5 Financial Statements and Reports; Filings.

      (a) As promptly as practicable and in any event no later than 45 days (or 50 days in the event Parent Seller timely files with the SEC a notification under SEC Rule 12(b)-25 after the end of each fiscal quarter ending after the date hereof and before the New York Closing Date, Parent Seller shall, and each other Seller shall cause Parent Seller to, deliver to Purchaser true and complete copies of the unaudited balance sheet, and the related unaudited statement of operations, of the Business, the New Jersey Business and New York Business and Parent Seller, as of and for the fiscal quarter and the portion of the fiscal year then ended, which financial statements shall be prepared on a basis consistent with the Quarterly Financial Statement.

      (b) As promptly as practicable, Parent Seller shall, and each other Seller shall cause Parent Seller to, deliver to Purchaser copies of all License applications and other filings made by them in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice), including without limitation all statements and reports filed by Parent Seller with the SEC.

Section 4.6 Employee Matters.

            Except as may be required by Law or set forth on Schedule 2.7(i) of the Disclosure Schedule, with respect to the New York Business and the New Jersey Business, each Seller shall, and each Seller cause each other Seller to, refrain from directly or indirectly:

      (a) making any representation or promise, oral or written, to any employee of a Seller concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any such employee under the terms of any Benefit Plan;

      (b) making any increase in the salary, wages or other compensation of any employee of Sellers (or any other employee);

      (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement or any of the employees of Sellers, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which Sellers reasonably believe to be the least costly is chosen; or

      (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for employees of Sellers or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for employees of Sellers.

      Each Seller shall, and each Seller shall cause each other Seller to, administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Each Seller shall, and each Seller shall cause each other Seller to, promptly notify Purchaser in writing of each receipt by Sellers (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

Section 4.7 Security Deposits.

            Each Seller shall, and shall cause each other Seller to, take all actions necessary to transfer to Purchaser on the New Jersey Closing Date all of Sellers' right, title and interest in and to the New Jersey Tenant Security Deposits.

Section 4.8 Delivery of Books and Records, Etc.; Removal of Property.

            On the New Jersey Closing Date and the New York Closing Date, each Seller shall deliver or make available to Purchaser at the locations at which the New Jersey Business and the New York Business is conducted, all of the New Jersey and New York Business Books and Records, such other New Jersey Assets and New York Assets as and all of the Regulated Books and Records are in any Seller's possession at other locations, and if at any time after the Closing any Seller discovers in its possession or under its control any other New Jersey or New York Business Books and Records or other Assets, such Seller shall, and each other Seller shall cause such Seller to, forthwith deliver such New Jersey and New York Business Books and Records or other New Jersey Assets and New York Assets to Purchaser.

Section 4.9 Noncompetition.

      (a) Each Seller shall for a period of three years from the New York Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through any of their present or future Affiliates, employees or consultants:

            (i) employing, engaging, soliciting or seeking to employ or engage any Person who within the prior six months had been an employee of Purchaser or any of its Affiliates engaged in the Business;

            (ii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Purchaser or any of its Affiliates or (B) any officer, employee or consultant of Purchaser or any of its Affiliates engaged in the Business to resign or sever a relationship with Purchaser or any of its Affiliates;

            (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Business or any client, customer or supplier of the Business; or

            (iv) participating or engaging in (other than through the ownership of 5% or less of any class of securities registered under the Exchange Act), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business which comprised the New Jersey Business or the New York Business on the New Jersey Closing Date or New York Closing Date, respectively, in the State of New Jersey or New York.

      (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

      (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and each Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

Section 4.10 Preparation of Proxy Statement.

            Parent Seller shall, and each other Seller shall cause Parent Seller to, prepare and file with the SEC a proxy statement or information statement relating to the Seller Shareholders' Meeting (the "Proxy Statement") as soon as reasonably practicable after the date hereof, and shall use its best efforts to have the Proxy Statement cleared by the SEC. If at any time prior to the New York Closing Date any event shall occur that should be set forth in an amendment of or a supplement to the Proxy Statement, Parent Seller shall, and each other Seller shall cause Parent Seller to, prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Parent Seller shall, and each other Seller shall cause Parent Seller to, notify Purchaser of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall promptly provide (or cause to be provided) to Purchaser copies of all correspondence between Parent Seller or any representative of Parent Seller and the SEC with respect to the Proxy Statement. Parent Seller shall, and each other Seller shall cause Parent Seller to, and each other Seller shall cause Parent Seller to, promptly give Purchaser and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Parent Seller agrees to use its best efforts, (and each other Seller agrees to cause Parent Seller to use its best efforts to) after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement to be mailed to the stockholders entitled to vote at Parent Seller Shareholders' Meeting at the earliest practicable time (but in no event later than November 30, 2001).

Section 4.11 Approval of Shareholders.

            Parent Seller shall, through the Board of Directors of Parent Seller, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Seller Shareholders' Meeting") for the purpose of voting on the adoption of this Agreement (the "Parent Seller Shareholders' Approval") and approving the actions and transactions contemplated by this Agreement as soon as reasonably practicable after the date hereof (but in no event later than January 31, 2002). Subject to the exercise of fiduciary obligations under applicable law as advised in writing by outside counsel (a copy of which shall be promptly provided to Purchaser) and compliance with
Section 4.3, Parent Seller shall through the Board of Directors of Parent Seller, include in the Proxy Statement the recommendation of the Board of Directors of Seller that the shareholders of Parent Seller adopt this Agreement and shall use its best efforts to obtain such adoption.

Section 4.12 Notice and Cure.

            Each Seller shall, and shall cause each other Seller to, notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously shall provide Purchaser with true and complete copies of any and all information or documents relating to; and each Seller shall use best efforts to cure before the New Jersey Closing or New York Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to any Seller, occurring after the date of this Agreement that causes or shall cause any covenant or agreement of any Seller under this Agreement to be breached or that renders or shall render untrue any representation or warranty of any Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article XI.

Section 4.13 Satisfaction of Conditions.

            Each Seller shall execute and deliver at the New Jersey Closing and the New York Closing each Operative Agreement that each Seller is required hereby to execute and deliver as a condition to the New Jersey and the New York Closing, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and shall not take or fail to take any action that could reasonably be expected to result in the non-satisfaction of any such condition.

Section 4.14 Maintenance of Regulated Books and Records.

            Notwithstanding anything in this Agreement to the contrary, following the New Jersey Closing Date and the effective date of the Management Agreement each Seller shall maintain or cause to be maintained, at the sole cost and expense of the Sellers on a joint and several basis, in strict compliance with all applicable Laws, all Books and Records that, pursuant to such Laws, are required to be maintained and preserved by Seller, including, without limitation, the patient files and records of each Seller other than records of patients whose care is transferred to Purchaser which records shall be delivered to Purchaser (collectively, the "Regulated Books and Records"). Each Seller agrees that it shall not, and each Seller shall cause each other Seller not to, enter into any transaction (including, without limitation, a merger, consolidation, recapitalization or sale of all or a material portion of such Seller's Assets and Properties), pay any dividends, discontinue the conduct of all or a material portion of its business or liquidate or dissolve unless and until provision for such maintenance (which such maintenance shall include, without limitation, payment in advance with respect thereto) has been established to the reasonable satisfaction of Purchaser (in no event shall such maintenance be deemed to be to the reasonable satisfaction of Purchaser in the event Purchaser is required to assume responsibility of any kind for such maintenance by virtue of the terms of this Section 4.14 or otherwise, which such responsibility shall remain solely with the applicable Sellers in accordance with applicable Laws). In connection with any such maintenance, Purchaser shall be provided any and all access to such Regulated Books and Records to the maximum extent contemplated by this Agreement for a period of at least seven years after the New York Closing Date.

                                   Article V
                             Covenants of Purchaser

      Purchaser covenants and agrees with Sellers that, at all times from and after the date hereof until the New York Closing, Purchaser shall comply with all covenants and provisions of this Article V, except to the extent Parent Seller may otherwise consent in writing:

Section 5.1 Notice and Cure.

            Purchaser shall notify Parent Seller in writing of, and contemporaneously shall provide Parent Seller with true and complete copies of any and all information or documents relating to, and shall use all commercially reasonable efforts to cure before the New York Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or shall cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or shall render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit any Seller's right to seek indemnity under Article XI.

Section 5.2 Satisfaction of Conditions.

            Purchaser shall execute and deliver at the New Jersey Closing and New York Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the New Jersey Closing and New York Closing, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Sellers contained in this Agreement and shall not take or fail to take any action that could reasonably be expected to result in the non-satisfaction of any such condition.

Section 5.3 Regulatory and Other Approvals.

            Purchaser shall take all steps reasonably necessary and appropriate to obtain required consents, approvals or other governmental actions.

                                   Article VI
                     Conditions to Obligations of Purchaser

      The obligation of Purchaser hereunder to purchase the New Jersey Assets and the New York Assets to assume and to pay, perform and discharge the Assumed Liabilities is subject to the satisfaction, at or before the New Jersey Closing and New York Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion); provided, however, that Purchaser shall have the right to waive all or any part of each such condition and to close the transactions contemplated hereby without, however, releasing any Seller from any covenant, obligation or agreement contained herein or from an Liability from any Loss sustained by Purchaser by reason of the breach by any Seller of any covenant, obligation or agreement contained herein or by reason of any misrepresentation made by any Seller; provided, further, however, that Purchaser's participation in the New Jersey Closing and New York Closing shall not in any way be deemed to be a waiver of any Claim that it may have hereunder for any breach of any misrepresentation, warranty, covenant or agreement made by any Seller:

Section 6.1 Representations and Warranties.

            Each of the representations and warranties made by Seller in this Agreement (other than those made as of a specified date earlier than the New Jersey Closing and New York Closing Date) shall be true and correct in all material respects on and as of the respective Closing Date as though such representation or warranty was made on and as of the New Jersey Closing and New York Closing Date, and any representation or warranty made as of a specified date earlier than the New Jersey Closing and New York Closing Date shall have been true and correct in all material respects on and as of such earlier date.

Section 6.2 Performance.

            Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers at or before the New Jersey Closing and New York Closing. Sellers shall have fully cooperated with governmental agencies and Purchaser as represented in Section 2.29 hereof.

Section 6.3 Officers' Certificates.

            Sellers shall have delivered to Purchaser certificated, dated as of both the New Jersey Closing Date and New York Closing Date and executed in the name and on behalf of each Seller by the Chairman of the Board, the President or the Chief Executive Officer of each such Seller, substantially in the form and to the effect of Exhibit E hereto, and certificates, dated the New Jersey Closing Date and New York Closing Date and executed by the Secretary of each Seller, substantially in the form and to the effect of Exhibit F hereto.

Section 6.4 Orders and Laws.

            There shall not be in effect on the New Jersey Closing Date and New York Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the New Jersey Closing Date and New York Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

Section 6.5 Regulatory Consents and Approvals.

            All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Sellers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby
(a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

Section 6.6 Third Party Consents.

            The consents (or in lieu thereof waivers) (x) listed in Section 6.6 of the Disclosure Schedule and (y) all other consents (or in lieu thereof waivers) to the performance by Purchaser and each Seller of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser or Sellers are a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

Section 6.7 New Jersey Real Property Leases.

            Sellers shall have delivered to Purchaser an estoppel certificate and written consent to assignment from the lessor if such consent is required pursuant to the terms of the respective lease, for each of the New Jersey Real Property Leases described in Section 1.1(a)(i) of the Disclosure Schedule, in form and substance reasonably satisfactory to Purchaser.

Section 6.8 Management Agreement.

            Sellers and Purchaser shall have entered into the Management Agreement.

Section 6.9 Due Diligence.

            Purchaser shall have completed a due diligence review of each Seller and the Business and be satisfied in all respects with the results obtained.

Section 6.10 Deliveries.

            Sellers shall have duly executed and delivered to Purchaser the General Assignment and the other Assignment Instruments.

Section 6.11 Proceedings.

            All proceedings to be taken on the part of any Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

Section 6.12 No Material Adverse Change.

            There shall not have occurred a material adverse change in the Condition of Sellers, or any Seller, including without limitation, a material adverse change in the Medicaid reimbursement, third party billing and/or direct billing, customer and employee relations or business prospects. There shall not have occurred a material adverse change in the Condition of Purchaser.

                                  Article VII
                      Conditions to Obligations of Sellers

      The obligation of Sellers hereunder to sell the New Jersey Assets is subject to the satisfaction, at or before the New Jersey Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion); provided, however, that Sellers shall have the right to waive all or any part of each such condition and to close the transactions contemplated hereby without, however, releasing any Seller from any covenant, obligation or agreement contained herein or from an Liability from any Loss sustained by any Seller by reason of the breach by Purchaser of any covenant, obligation or agreement contained herein or by reason of any misrepresentation made by Purchaser; provided, further, however, that Sellers' participation in the New Jersey Closing shall not in any way be deemed to be a waiver of any Claim that it may have hereunder for any breach of any misrepresentation, warranty, covenant or agreement made by Purchaser:

Section 7.1 Representations and Warranties.

            Each of the representations and warranties made by Purchaser in this Agreement shall (other than those made as of a specified date earlier than the New Jersey Closing Date and New York Closing Date) be true and correct in all material respects on and as of the New Jersey Closing Date and New York Closing Date as though such representation or warranty was made on and as of the New Jersey Closing Date and New York Closing Date and any representation or warranty made as of a specified date earlier than the New Jersey Closing Date and New York Closing Date shall have been true and correct in all material respects on and as of such earlier date.

Section 7.2 Performance.

            Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

Section 7.3 Officers' Certificates.

            Purchaser shall have delivered to Sellers certificates, executed in the name and on behalf of Purchaser by the Chairman of the Board, the President or the Chief Executive Officer of Purchaser, substantially in the form and to the effect of Exhibit H hereto, on the New Jersey Closing Date and dated that date with respect to the New Jersey Closing, and on the New York Closing Date and executed by the Secretary of Purchaser, substantially in the form and to the effect of Exhibit I hereto.

Section 7.4 Orders and Laws.

            There shall not be in effect on the New Jersey Closing Date and New York Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Sellers, and there shall not be pending or threatened on the New Jersey Closing Date and New York Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Sellers or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

Section 7.5 Regulatory Consents and Approvals.

            All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Sellers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby
(a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

Section 7.6 Deliveries.

            Purchaser shall have duly executed and delivered to Sellers (a) the Assumption Agreement and the other Assumption Instruments and (b) the Management Agreement.

Section 7.7 Proceedings.

            All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers, and Sellers shall have received copies of all such documents and other evidences as Sellers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

Section 7.8 Delivery of Purchase Price.

            Purchaser shall have delivered the Purchase Price in the manner set forth in Section 1.3.

                                  Article VIII
                       Tax Matters And Post-Closing Taxes

Section 8.1 Transfer Taxes.

            Each Seller shall, and each Seller shall cause each other Seller to, duly and timely pay sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees or liability for such taxes or fees ("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement. Each Seller shall, and each Seller shall cause each other Seller to, promptly provide Purchaser with copies of all Tax Returns and other documents required to be filed with respect to the Transfer Taxes prior to the filing thereof, and shall give Purchaser a copy of each such Tax Return or other document as filed, together with proof of payment of the Tax shown thereon. Transfer taxes, if any, in connection with this transaction, which are customarily the responsibility of a seller, shall be paid by Sellers.

Section 8.2 Cooperation.

            Each Seller, on the one hand, and Purchaser, on the other hand, shall provide the other party hereto with such assistance as may reasonably be requested by such party, at such party's cost and expense, in connection with the preparation and filing of any financial statement, Tax Return, audit or other examination by any taxing authority, and any judicial or administrative proceedings relating to liability for Taxes attributable to the New Jersey Assets and the New York Assets or the operation of the New Jersey Business and the New York Business. Each Seller shall cause each other Seller to provide any assistance referred to in the preceding sentence.

Section 8.3 Tax Matters.

            Sellers represent and warrant that the New Jersey Assets and the New York Assets, when transferred to Purchaser, shall be free and clear of any and all Liens of any nature for Taxes, except Liens for Taxes not yet due and Transfer Taxes, and Sellers shall indemnify Purchaser against any such Liens for Taxes in accordance with the provisions of Article XI.

Section 8.4 Payments.

            All indemnity payments due under this Agreement shall be made without offset or withholding of any nature for Taxes.

                                   Article IX
                                Employee Matters

Section 9.1 Employee.

      (a) Purchaser shall not be obligated to offer employment to any employee of any Seller and Purchaser shall not assume or be responsible in any way for any Seller's obligations, liabilities or responsibilities to such employees. Sellers shall make available to Purchaser all employee files for the New York Business and the New Jersey Business at least two weeks prior to the New Jersey Closing, which such files shall be held in escrow and returned promptly after the New Jersey Closing to Sellers with respect to any employees not engaged by Purchaser.

      (b) Purchaser shall not be deemed to be a successor employer with respect to the employment of any employees of any Seller or with respect to any Seller Plan maintained for the benefit of any employees of any Seller. In the event any employees of any Seller shall be deemed to have been terminated by reason of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, all liability for all severance and other similar benefits to any such Employee shall be the sole responsibility of the Sellers.

      (c) Purchaser may offer employment on an "at will" basis to any employees of any Seller. Each Seller shall, and each Seller shall cause each other Seller to, use their respective best efforts to encourage its employees who are offered employment by Purchaser, to continue their employment with the respective employing Seller until the applicable Closing, and to accept such offer from Purchaser, subject to the provisions of Section 4.6 and Sections 9.1(a) and (b).

      (d) The parties hereto expressly acknowledge that Purchaser shall not be liable for any claims arising out of or accruing under the Sellers' Plans.

      (e) Each Seller hereby agrees that, up until the New Jersey Closing Date and the effective date of the Management Agreement, it shall provide all compensation, including without limitation all benefits under all Seller Plans, in all forms to all employees of each Seller timely and properly in the ordinary course consistent with past practice. Sellers shall pay to all such employees, at or prior to the New Jersey Closing Date with respect to employees of the New Jersey Business, and at or prior to the effective date of the Management Agreement with respect to the New York Business, all wages and benefits due to such employees including all accruals. Each Seller further agrees that it promptly will provide upon request any and all information reasonably requested by Purchaser in order to provide Purchaser with the opportunity to ascertain continuing compliance with this Section 9.1.

Section 9.2 No Third Party Beneficiaries.

            All provisions contained in this Article IX are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other person, including, without limitation, any employee of any Seller, any Seller Plan or any beneficiary thereof.

                                   Article X
        Survival Of Representations, Warranties, Covenants And Agreements

Section 10.1 Survival of Representations, Warranties, Covenants and Agreements.

            Notwithstanding any right of Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Sellers and Purchaser contained in this Agreement shall survive the Closing (a) for a period of two years following the New York Closing Date, except for the noncompetition provisions of Section 4.9 which shall be for three years following the New York Closing Date with respect to (i) the representations and warranties contained in Articles II and III, and (ii) the covenants and agreements contained in Sections 1.10, Articles IV and V,14.6,
Article VIII and (insofar as they relate to ERISA or the Code) and Article IX,
(b) until 24 months in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing, or (c) with respect to each other covenant or agreement contained in this Agreement, until 60 days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, for a period of two years following the New York Closing Date; provided, however, that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (a), (b) or (c) above shall continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article XI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in
Article XI.

                                   Article XI
                                 Indemnification

Section 11.1 Indemnification.

      (a) Subject to the other Sections of this Article XI, Sellers shall jointly and severally indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty made by any Seller in this Agreement or any Losses in respect of any third-party claim made based upon facts alleged that, if true, would constitute such breach, (ii) any breach or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement, (iii) a Retained Liability, (iv) liabilities (other than Assumed Liabilities) created or incurred by Seller from and after the New Jersey Closing Date and New York Closing Date, (v) any condition, event or liability existing or occurring at or prior to the Closing relating in any way to the ownership of the New Jersey Business and/or New York Business prior to New Jersey Closing and New York Closing Date, respectively, or (vi) any action brought by National.

      (b) Subject to the other Sections of this Article XI, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty made by Purchaser in this Agreement or any Losses in respect of any third-party claim made based upon facts alleged that, if true, would constitute such breach, (ii) any breach or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement, (iii) an Assumed Liability, or (iv) liabilities (other than Retained Liabilities) created or incurred by Purchaser from and after the New Jersey Closing Date and New York Closing Date.

Section 11.2 Method of Asserting Claims.

            All claims for indemnification by any Indemnified Party under
Section 11.1 shall be asserted and resolved as follows:

      (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 11.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller or any Affiliate of Seller or of Purchaser (a "Third Party Claim"), the Indemnified Party shall promptly deliver a Claim Notice to the Indemnifying Party. If the Indemnified Party fails to promptly provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section
11.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

            (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.2(a), then the Indemnifying Party shall have the right to defend, with counsel selected by the Indemnifing Party and reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or shall be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party shall be indemnified in full). In such event Indemnifying Party shall be deemed to have waived its right to dispute its liability to the Indemnified Party under
                  Section 11.1 with respect to any Third Party Claim as to which it elects to control the defense. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 11.2(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; provided, further, however, that if requested by the Indemnifying Party, the Indemnified Party shall provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it and participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.2(a)(i), and the Indemnified Party shall bear its own costs and expenses with respect to such separate counsel unless (x) the Indemnifying Party shall have agreed to pay those fees and expenses, (y) the Indemnifying Party shall have failed to assume and carry out the defense of the Third Party Claim or shall have failed to employ counsel selected by the Indemnifing Party and reasonably satisfactory to the Indemnified Party in the Third Party Claim, or (z) the named parties in the Third Party Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall on any grounds reasonably determine (including, without limitation, upon advice of counsel) that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such Third Party Claim or proceeding on behalf of the Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party). Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 11.1 with respect to such Third Party Claim.

            (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which could materially interfere with the business, operations, assets, condition or prospects of the Indemnified Party, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in good faith or shall be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld). The Indemnified Party shall have full control of such defense and proceedings, including, without limitation, any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party shall provide reasonable cooperation and assistance to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 11.2(a)(ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation. If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 11.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim shall be conclusively deemed a liability of the Indemnifying Party under Section
                  11.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 11.2(c).

      (b) In the event any Indemnified Party should have a claim under Section
11.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 11.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 11.2(c).

      (c) Any dispute submitted to arbitration pursuant to this Section 11.2 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within 20 days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for a third member possessing expertise or experience appropriate to the dispute jointly by the Indemnified Party and the Indemnifying Party. The Board of Arbitration shall meet in New York City or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred with by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than 30 days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such 30 day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced by either such party to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

Section 11.3 Right to Set-Off.

            Purchaser shall have the right to set-off the amount of any and all Losses for which any Seller may be or become liable to Purchaser hereunder against any sums otherwise payable to any Seller hereunder or any other Contract executed and delivered to any Seller pursuant to this Agreement or otherwise contemplated hereby.

                                   Article XII
                                   Termination

Section 12.1 Termination.

            This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

      (a) at any time before the New Jersey Closing, by mutual written agreement of Sellers and Purchaser;

      (b) by Parent Seller upon delivery of written notice thereof to Purchaser if:

            (i) The Board of Directors of Parent Seller determines in good faith with the advice of outside legal counsel that, in the exercise of the fiduciary obligations of such Board of Directors under applicable law, such termination is required by reason of a Superior Proposal; or

            (ii) There has been a breach in any material respect of any of the representations, warranties, covenants or agreements of the Purchaser set forth in this Agreement;

            (iii) The New Jersey Closing shall not have occurred on or before
                  January 31, 2002; provided, however, that the right of Parent Seller to terminate this Agreement under this Section 12.1(b)(iii) shall not be available to the extent that Sellers failure to fulfill any obligation under this Agreement shall have been the sole cause of the failure of the Closing to have occurred on or before such date

      (c) by Purchaser upon delivery of written notice thereof to Sellers if:

            (i) The Board of Directors of Parent Seller shall have withdrawn or modified its determination that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Parent Seller's shareholders or its approval or recommendation of this Agreement and such transactions;

            (ii) There has been a breach or default of any of the representations, warranties, covenants or agreements of any Seller set forth in this Agreement or any other Operative Agreement;

            (iii) The Parent Seller Shareholders' Meeting shall have concluded without approval by the shareholders of Parent Seller of this Agreement and the transactions contemplated hereby;

            (iv)  A Triggering Event shall have occurred; or

            (v) The New Jersey Closing shall not have occurred on or before January 31, 2002; provided, however, that the right of Purchaser to terminate this Agreement under this Section 12.1(c)(v) shall not be available to the extent that Purchaser's failure to fulfill any obligation under this Agreement shall have been the sole cause of the failure of the Closing to have occurred on or before such date; or

      (d) by either Purchaser or Parent Seller if there shall be any applicable Law or regulation that makes the Closing illegal or if any Governmental or Regulatory Authority shall have issued an Order (which such Order the parties hereto shall use their commercially reasonable efforts to lift) permanently enjoining, restraining or otherwise prohibiting the Closing and the consummation of the transactions contemplated by this Agreement, which such Order shall have become final and non-appealable.

Section 12.2 Effect of Termination.

      (a) If this Agreement is validly terminated pursuant to Section 12.1, this Agreement shall forthwith become null and void, and there shall be no liability or obligation on the part of Seller or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in Sections 12.2(b) and (c).

      (b) If Purchaser shall have terminated this Agreement pursuant to Section 12.1(c)(i), (ii), , (iv) or (v), and pursuant to Section 12.1(c)(iii) if the termination of this Agreement occurs before the New Jersey Closing, then Parent Seller shall, and each other Seller shall cause Parent Seller to, promptly, but in any event no later than one Business Day after the date of such termination, pay to Purchaser a fee equal to $1,000,000 in immediately available funds (the "Sellers' Termination Fee"). Sellers acknowledge that the agreements contained in this Section 12.2(b) are integral parts of the transactions contemplated by this Agreement and that, without such agreements, Purchaser would not enter into this Agreement. Accordingly, if Parent Seller fails to pay in a timely manner the amounts due pursuant to this Section 12.2(b), and, in order to obtain such payment, Purchaser makes a claim that results in a judgment against any Seller, Parent Seller shall, and each of the other Sellers shall cause Parent Seller to, pay to Purchaser its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 12.2(b) at the prime rate of Chase Manhattan Bank in effect on the date such payment was required to be made. Purchaser agrees that the payments provided for in this Section 12.2(b) shall be the sole and exclusive remedy of Purchaser upon termination of this Agreement where such payments have been made, and such remedies shall be limited to the sums stipulated in this Section 12.2(b), regardless of the circumstances giving rise to such termination.

      (c) If Parent Seller shall have terminated this Agreement pursuant to
Section 12.1(b)(i), (ii) or (iii), then Purchaser shall promptly, but in any event no later than one Business Day after the date of such termination, pay to Parent Seller a fee equal to $1,000,000 in immediately available funds (the "Purchaser's Termination Fee"). Purchaser acknowledges that the agreements contained in this Section 12.2(c) are integral parts of the transactions contemplated by this Agreement and that, without such agreements, Purchaser would not enter into this Agreement. Accordingly, if Purchaser fails to pay in a timely manner the amounts due pursuant to this Section 12.2(c), and, in order to obtain such payment, any Seller makes a claim that results in a judgment against Purchaser, Purchaser shall pay to Parent Seller its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 12.2(c) at the prime rate of Chase Manhattan Bank in effect on the date such payment was required to be made. Each Seller agrees that the payments provided for in this Section 12.2(c) shall be the sole and exclusive remedy of Sellers upon termination of this Agreement where such payments have been made, and such remedies shall be limited to the sums stipulated in this Section 12.2(c), regardless of the circumstances giving rise to such termination.

                                  Article XIII
                                   Definitions

Section 13.1 Definitions.

      (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

      "Accounts Receivable" means all trade accounts receivable, chattel paper, instruments and all notes, bonds and other evidences of Indebtedness of, and rights to receive payments arising out of, or in connection with, the sale or lease of goods, or the provision of services provided in the conduct of the business conducted by the Seller Entities (including, without limitation, the Business), if any, relating to such accounts, chattel paper, instruments and other evidences of Indebtedness or any other general intangibles or obligations, including, without limitation, any rights of each Seller with respect to any third party collection procedures or any other Actions or Proceedings which have been commenced in connection therewith;

      "Actions" or "Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

      "Affiliate" means any Person that directly, or indirectly, through one of more intermediaries, controls or is controlled by or is under common control with, the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning 10% or more of the voting securities of another Person shall be deemed to control that Person.

      "Agreement" means this Purchase Agreement and the Exhibits and the Disclosure Schedules hereto and the certificates delivered in accordance with Sections 6.3 and 7.3, as all of the same shall be amended from time to time in accordance with the terms hereof.

      "Annual Financial Statement Date" means the last day of the most recent fiscal of Parent Seller for which Financial Statements are delivered to Purchaser pursuant to Section 2.6.

      "Annual Financial Statements" means the Financial Statements for the most recent fiscal quarter of the Parent Seller delivered to Purchaser pursuant to
Section 2.6.

      "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the good will related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

      "Assignment Instruments" has the meaning ascribed to it in Section 1.8(a)(i).

      "Assumption Agreement" has the meaning ascribed to it in Section
1.8(a)(ii).

      "Assumption Instruments" has the meaning ascribed to it in Section 1.8(a)(ii).

      "Benefit Plan" means any Plan established by Seller, or any predecessor or Affiliate of Seller, existing at the Closing Date or prior thereto, to which Seller contributes or has contributed on behalf of any employee of Sellers, former employee of Sellers or director, or under which any employee of Sellers, former employee of Sellers or director of Sellers or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

      "Board of Arbitration" has the meaning ascribed to it in Section 11.2(c).

      "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, patient lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

      "Business Contracts" means all Contracts (other than the Real Property Leases and the Personal Property Leases) to which any Seller is a party and that are used in the conduct of the Business, including without limitation, Contracts relating to patients, suppliers, sales representatives, distributors, purchase orders, marketing arrangements and manufacturing arrangements, all of which shall be assigned and transferred to Purchaser at the respective Closing, at the sole expense of Sellers.

      "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York is authorized or obligated to close.

      "Business Disposition" has the meaning ascribed to it in Section 4.3.

      "Business Licenses" means all Licenses (including applications therefor) used in the conduct of the Business.

      "Business" has the meaning ascribed to it in the recitals to this Agreement.

      "Claim Notice" means written notification pursuant to Section 11.2(a) of a Third Party Claim as to which indemnity under Section 11.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 11.1, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

      "Closings" means the New Jersey Closing and the New York Closing.

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Condition" of any Person or thing means, with respect to such Person or thing, the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of such Person or thing.

      "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

      "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

      "Disclosure Schedule" means the record delivered to Purchaser by Sellers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

      "Dispute Period" means the period ending 30 days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

      "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

      "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with any Seller (within the meaning of Section 414 of the Code).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "Estoppel Certificate" means the written certification, issued not more than 30 days prior to the Closing Date by a lessor, sublessor or other party to a lease or occupancy agreement, stating (a) that such lease or occupancy agreement is (i) in full force and effect, and (ii) has not been modified or amended except as described therein, (b) the date to which rental has been paid,
(c) that no default or event of default exists thereunder, and (d) that to the best of the knowledge of the issuer thereof, no event has occurred which, with the giving of notice or lapse of time or both, would be a default or event of default thereunder.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Assets" has the meaning ascribed to it in Section 1.1(b).

      "Excluded Books and Records" has the meaning ascribed to it in Section 1.1(b)(vii).

      "Financial Statements" means the financial statements delivered to Purchaser pursuant to Section 2.6 or 4.5.

      "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

      "General Assignment" has the meaning ascribed to it in Section 1.8(b)(i).

      "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

      "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

      "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases, and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

      "Indemnified Party" means any Person claiming indemnification under any provision of Article XI.

      "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

      "Indemnity Notice" means written notification pursuant to Section 11.2(b) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

      "Intangible Personal Property" means all Intellectual Property used or held for use in the conduct of the Business (including each Seller's good will therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the Assets, including but not limited to all Intellectual Property associated with the name "Star" and any variations thereof

      "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

      "Inventory" means, with respect to any Person, all inventories of raw materials, work-in-process, finished goods, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the business of such Person is conducted, or located at customers' premises on consignment, including, without limitation, any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any third party, together with all rights of such Person against suppliers of such inventories.

      "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by any Seller (other than trade receivables generated in the ordinary course of business of any Seller).

      "IRS" means the United States Internal Revenue Service.

      "Knowledge" of a Person or "Known" to a Person means the knowledge of any officer, director or employee of such Person.

      "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

      "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

      "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

      "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

      "Loss" means any and all damages, fines, fees, penalties, deficiencies, Taxes, losses expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

      "New Jersey Assets" has the meaning ascribed to it in Section 1.1(a).

      "New Jersey Accounts Receivable" means all Accounts Receivable occurring in, or arising out of, the conduct of the New Jersey Business.

      "New Jersey Business" has the meaning ascribed to it in the recitals to this Agreement.

      "New Jersey Business Books and Records" means all Books and Records used or held for use in the conduct of the New Jersey Business or otherwise relating to the New Jersey Assets, other than the Excluded Books and Records.

      "New Jersey Business Contracts" means all Business Contracts used in the conduct of the New Jersey Business and identified in Section 1.1(a)(iv) of the Disclosure Schedule.

      "New Jersey Business Licenses" means all Business Licenses used in the conduct of the New Jersey Business, including, without limitation, the Licenses listed in Section 1.1(a)(vii)(A) of the Disclosure Schedule, but excluding the Licenses listed on Section 1.1(a)(vii)(B) of the Disclosure Schedule.

      "New Jersey Intangible Personal Property" means all Intangible Personal Property that in any way relates to the New Jersey Business, including, without limitation, the items listed in Section 1.1(a)(vi) of the Disclosure Schedule.

      "New Jersey Other Assets" means all Other Assets used or held for use in connection with the New Jersey Business, except as otherwise provided in Section 1.1(b).

      "New Jersey Personal Property Leases" means all of the Personal Property Leases described in Section 1.1(a)(iii) of the Disclosure Schedule.

      "New Jersey Prepaid Expenses" means all prepaid expenses relating to the New Jersey Business [to the extent listed on the Closing Statement].

      "New Jersey Real Property Leases" means all Real Property Leases described in Section 1.1(a)(i) of the Disclosure Schedule.

      "New Jersey Tangible Personal Property" means all Tangible Personal Property used or held for use in the conduct of the New Jersey Business at the locations at which the New Jersey Business is conducted or at customers' premises on consignment, or otherwise used or held for use by any Seller in the conduct of the New Jersey Business (including, without limitation, the items listed in Section 1.1(a)(ii) of the Disclosure Schedule).

      "New Jersey Tenant Security Deposits" means all Tenant Security Deposits under any New Jersey Real Property Lease.

      "New Jersey Vehicles" means all Vehicles used or held for use in the conduct of the New Jersey Business, including, without limitation, the Vehicles listed in Section 1.1(a)(viii) of the Disclosure Schedule.

      "New York Assets" has the meaning ascribed to it in Section 1.1(c).

      "New York Accounts Receivable" means all Accounts Receivable occurring in, or arising out of, the conduct of the New York Business.

      "New York Business" has the meaning ascribed to it in the recitals to this Agreement.

      "New York Business Books and Records" means all Books and Records used or held for use in the conduct of the New York Business or otherwise relating to the New York Assets, other than the Excluded Books and Records.

      "New York Business Contracts" means all Business Contracts used in the conduct of the New York Business and identified in Section 1.1(c)(i) of the Disclosure Schedule.

      "New York Business Licenses" means all Business Licenses used in the conduct of the New York Business, including, without limitation, the Licenses listed in Section 1.1(a)(iii)(A) of the Disclosure Schedule, but excluding the Licenses listed on Section 1.1(a)(iii)(B) of the Disclosure Schedule.

      "New York Intangible Personal Property" means all Intangible Personal Property that in any way relates to the New York Business, including, without limitation, the items listed in Section 1.1(a)(ii) of the Disclosure Schedule.

      "New Jersey Assumed Liabilities" has the meaning ascribed to it in Section 1.2(a).

      "New Jersey Closing Date" means the date the Purchaser and Parent Seller mutually agree upon in writing.

      "New York Closing Date" means the date the Purchaser and Parent Seller mutually agree upon in writing.

      "New Jersey Closing" means the closing of the transactions contemplated by
Section 1.6.

      "New York Closing" means the closing of the transactions contemplated by
Section 1.6.

      "Operative Agreements" means, collectively, the General Assignment and the other Assignment Instruments, the Assumption Agreement, and the other Assumption Instruments.

      "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

      "Other Assets" means, other than the New Jersey Assets, all Assets and Properties of any Seller used or held for use in connection with the Business.

      "Parent Seller" has the meaning ascribed to it in the preamble to this Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

      "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business, and (iv) any Lien securing an obligation of a Seller to Purchaser. All such Liens are set forth in the Disclosure Schedule.

      "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

      "Personal Property Leases" means all of the leases of Tangible Personal Property as to which any Seller is the lessee or sublessee, together with any options to purchase the underlying property.

      "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

      "Prepaid Expenses" means all prepaid expenses relating to the Business, but excluding from and after the Closing Date any Retained Prepaid Expenses.

      "Purchase Price" has the meaning ascribed to it in Section 1.3.

      "Purchaser Indemnified Parties" means Purchaser and its officers, directors, employees, agents and Affiliates.

      "Purchaser" has the meaning ascribed to it in the preamble of this Agreement.

      "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

      "Quarterly Financial Statement Date" means the last date of the most recent fiscal quarter for Parent Seller for which Financial Statements are delivered to Purchaser pursuant to Section 2.6.

      "Quarterly Financial Statements" means the Financial Statements that are delivered to Purchaser pursuant to Section 2.6.

      "Real Property Leases" means all leases and subleases of real property as to which Sellers are the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases.

      "Regulated Books and Records" has the meaning ascribed to it in Section 4.14.

      "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

      "Representatives" has the meaning ascribed to it in Section 4.2.

      "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

      "Retained Liabilities" has the meaning ascribed to it in Section 1.2(b).

      "Retained Prepaid Expenses" has the meaning ascribed to it in Section 1.2(b).

      "SEC" means the United States Securities and Exchange Commission.

      "Seller Entities" has the meaning ascribed to it in the recitals to this Agreement

      "Seller Indemnified Parties" means each Seller and its officers, directors, employees, agents and Affiliates.

      "Subsidiary Seller" has the meaning ascribed to it in the preamble to this Agreement.

      "Tangible Personal Property" means all furniture, fixtures, equipment, machinery, office supplies and other tangible personal property (other than Inventory and Vehicles) used or held for use in the conduct of the Business at the locations at which the Business is conducted or at customers' premises on consignment, or otherwise used or held for use by Seller in the conduct of the Business.

      "Tangible Personal Property" means all furniture, fixtures, equipment, machinery, office supplies and other tangible personal property (other than Inventory and Vehicles) used or held for use in the conduct of the Business at the locations at which the Business is conducted or at customers' premises on consignment, or otherwise used or held for use by Seller in the conduct of the Business.

      "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a governmental entity by Seller with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

      "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, license, production, estimated, occupation, property, capital gain, registration, governmental pension or insurance, withholding, royalty, severance, stamp or documentary, value added, or other tax, charge, assessment, duty, levy, compulsory loan, or other direct or indirect impost of any nature whatsoever (including any interest, additions to tax, or civil or criminal penalties thereon) of the United States or any jurisdiction therein, or any domestic state, county, city or other political subdivision or any jurisdiction therein.

      "Tenant Security Deposits" means all security deposits deposited by or on behalf of any Seller as lessee or sublessee under any of the Real Property Leases.

      "Termination Fee" has the meaning ascribed to it in Sections 12.2(b) and
(c).

      "Third Party Claim" has the meaning ascribed to it in Section 11.2(a).

      "Transfer Taxes" has the meaning ascribed to it in Section 8.1.

      "Triggering Event" means, at any time prior to the New Jersey Closing, (i) the recommendation by the Board of Directors of Parent Seller to the shareholders of Parent Seller or the approval by the Board of Directors of Parent Seller of any Business Disposition, (ii) the public withdrawal, amendment or modification in a manner adverse to Purchaser of the approval by the Board of Directors of Parent Seller of this Agreement and the transactions contemplated hereby, (iii) the breach by any Seller of any provision of Section 4.3 of this Agreement, (iv) the public announcement by any third-party of a Business Disposition if Parent Seller shall not, within 10 Business Days after such announcement, have publicly recommended to the shareholders of Parent Seller the rejection by such shareholders of such Business Disposition and the shareholders shall reject such Business Disposition before the final date for closing the transactions hereunder, or (v) the transactions contemplated hereby; provided however, that in no event shall a Triggering Event include a "stop, look and listed" communication of the nature contemplated by Rule 14d-9(f) under the Exchange Act with respect to any unsolicited tender offer or exchange offer that, if concluded in accordance with the terms thereof, would constitute a Business Disposition.

      "Vehicles" means all motor vehicles owned or leased by any Seller and used or held for use in the conduct of the Business.

      (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and any derivatives thereof or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Seller in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  Article XIV
                                  Miscellaneous

Section 14.1 Notices.

            All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be deemed duly given (a) on the date delivered if personally delivered,
(b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the business day after being sent by Federal Express or another recognized overnight mail service for next day or next business day delivery, or
(d) five business days after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to following addresses (or at such other address or telecopier number for a party as shall be specified by like notice):

      If to Purchaser to:

      Premier Home Healthcare Services, Inc.
      199 Main Street
      White Plains, New York 10601
      Attention: Arthur Schwabe
      Telecopier No.: (914) 428-2404

      with a copy to:

      Meltzer, Lippe, Goldstein & Schlissel, LLP
      190 Willis Avenue
      Mineola, New York 11501
      Attention: Gerald P. Halpern
      Telecopier No.: (516) 741-3808

      If to any Seller to:

      c/o Star Multi Care Services, Inc.
      33 Walt Whitman Road
      Huntington Station, New York 11746
      Attention: Stephen Sternbach
      Telecopier No.: (631) 427-5466

      with a copy to:

      Meritz & Muenz LLP
      Three Hughes Place
      Dix Hills, New York 11746
      Attention: Lawrence A. Muenz
      Telecopier No.: (631) 242-6715

Section 14.2 Bulk Sales Act.

            The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction.

Section 14.3 Entire Agreement.

            This Agreement, the Management Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties hereto with respect to the subject matter hereof and thereof.

Section 14.4 Expenses.

            Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby and thereby.

Section 14.5 Public Announcements.

            Sellers and Purchaser shall obtain the other party's prior approval of a press release to be issued immediately following the Closings announcing the consummation of the transactions contemplated by this Agreement, and of any subsequent press release. At all times at or before any Closing, no Seller shall cause, suffer or permit any other Seller to, and Purchaser shall not, issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof.

Section 14.6 Confidentiality.

            Each party hereto shall hold, and shall use its best efforts to cause its Affiliates and their respective Representatives to hold, in strict confidence from any Person unless (i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided, however, that following the Closings the foregoing restrictions shall not apply to Purchaser's use of documents and information furnished by Sellers hereunder concerning the New Jersey Business or the New Jersey Assets, or the New York Business or the New York Assets. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto shall, and shall cause its Affiliates and their respective Representatives to, promptly redeliver or destroy all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and certify to the other party as to such destruction. This Section shall survive the Closing of this transation.

Section 14.7 Waiver.

            Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 14.7 Amendment.

            This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

Section 14.8 No Third Party Beneficiary.

            The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.

Section 14.9 No Assignment; Binding Effect.

            Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto, and any attempt to do so shall be void, except (a) for assignments and transfers by operation of Law, and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article XI) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of the New Jersey Business or a substantial part of the New Jersey Assets, (iii) any post-Closing purchaser of the New York Businesss or a substantial part of the New York Assets, or (iv) any financial institution providing purchase money or other financing to Purchaser from time to time as collateral security for such financing, but no such assignment referred to in clause (i) or (ii) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

Section 14.10 Headings.

            The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 14.11 Jurisdiction and Service of Process.

            Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Eastern District of New York in connection with any dispute or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such dispute or other proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York in Nassau County in connection with such dispute or other proceeding and waives any objection to venue in the state of New York) and agrees that in personam service of any summons, complaint, notice or other process relating to such dispute may be effected in the manner provided by
Section 14.1.

Section 14.12 Severability.

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto.

Section 14.13 Governing Law.

            This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to contracts executed and performed entirely in such state.

Section 14.14 Counterparts.

            This Agreement may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. This Purchase Agreement has been executed and delivered by the parties as of the date first written above.

                                        PREMIER HOME HEALTHCARE SERVICES, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        STAR MULTI CARE SERVICES, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        AMSERV HEALTH CARE OF NEW JERSEY, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                               PURCHASE AGREEMENT

                            Dated as of July 3, 2001

                                      among

                     PREMIER HOME HEALTHCARE SERVICES, INC.
                                  ("Purchaser")

                         STAR MULTI CARE SERVICES, INC.
                                ("Parent Seller")

                                       and

                     AMSERV HEALTH CARE OF NEW JERSEY, INC.
                              ("Subsidiary Seller")

                                    Exhibits

Exhibit A   Management Agreement
Exhibit B   General Assignment and Bill of Sale
Exhibit C   Assumption Agreement
Exhibit E   Officers' Certificate of Sellers
Exhibit F   Opinion of Counsel to Seller
Exhibit H   Officer's Certificate of Purchaser
Exhibit I   Secretary's Certificate of Purchaser

                                    Schedules

Section 1.1(a)(i)             Real Property Leases
Section 1.1(a)(ii)            Tangible Personal Property
Section 1.1(a)(iii)           Personal Property Leases
Section 1.1(a)(iv)            New Jersey Business Contracts
Section 1.1(a)(vi)            Intangible Personal Property
Section 1.1(a)(vii)(A)        Business Licenses Transferred
Section 1.1(a)(vii)(B)        Business Licenses Not Transferred
Section 1.1(a)(viii)          Vehicles
Section 1.1(b)(vi)            Retained Real And Personal Property
Section 1.5(b)(i)             Procedures and Policies Used in Preparing Closing
                              Statement
Section 2.3                   No Conflicts
Section 2.4                   Governmental Approvals And Filings
Section 2.5                   Books And Records
Section 2.6                   Financial Statements
Section 2.7                   Absence Of Changes
Section 2.8                   No Undisclosed Liabilities
Section 2.9(d)                Subsidiary
Section 2.10                  Legal Proceedings
Section 2.11                  Compliance With Laws And Orders
Section 2.12(a)               Benefit Plans; ERISA
Section 2.12(c)               Benefit Plans; ERISA
Section 2.13(a)               Notices of Defaults received under New Jersey Real
                              Property Leases
Section 2.13(b)               [Intentionally Omitted]
Section 2.14                  Tangible Personal Property
Section 2.15(a)               Liens on Intellectual Property of by Sellers
Section 2.15(b)               [Intentionally Omitted]
Section 2.16(a)               Contracts
Section 2.17(b)               [Intentionally Omitted]
Section 2.18                  Insurance
Section 2.19(a)               Affiliate Transactions
Section 2.20                  Employees; Labor Relations
Section 2.21                  Environmental Matters.
Section 2.22                  Substantial Customers And Suppliers
Section 2.23                  Accounts Receivable
Section 2.25(a)               Exceptions to Title of Vehicles Owned by Sellers
Section 2.25(b)               [Intentionally Omitted]
Section 2.26                  Guarantees
Section 2.27                  Entire Business
Section 2.28                  Brokers
Section 2.30                  Consents Of Existing Secured  Lenders
Section 4.17                  Existing Senior Indebtedness
Section 6.6                   Third Party Consents


                                      iii